EXHIBIT 10.6

                              IT'S ABOUT GAMES(TM)

                               FRANCHISE AGREEMENT

                                     BETWEEN

                          GROW BIZ INTERNATIONAL, INC.
                               4200 Dahlberg Drive
                        Minneapolis, Minnesota 55422-4837
                                 (612) 520-8500

                                       AND


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                              Name(s) of Franchisee


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                                     Street


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                      City            State       Zip Code


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                    Area Code       Telephone


                              FRANCHISED LOCATION:

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                                     Street

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                      City            State       Zip Code


                   (-----)------------------------------------
                    Area Code       Telephone

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                              IT'S ABOUT GAMES(TM)

                               FRANCHISE AGREEMENT

                                      INDEX

SECTION     DESCRIPTION                                                    PAGE
-------     -----------                                                    ----

1.          GRANT OF FRANCHISE; FRANCHISED LOCATION...........................1
2.          TERM OF FRANCHISE; RENEWAL RIGHTS.................................2
3.          OWNERSHIP AND USE OF MARKS........................................3
4.          INITIAL FRANCHISE FEE.............................................4
5.          CONTINUING FEE....................................................4
6.          ADVERTISING AND PROMOTION.........................................4
7.          FRANCHISOR'S OBLIGATIONS..........................................6
8.          OPERATION OF THE FRANCHISEE'S BUSINESS............................7
9.          CONFIDENTIAL INFORMATION.........................................10
10.         INSURANCE; BONDING...............................................11
11.         INDEPENDENT CONTRACTORS; INDEMNIFICATION.........................11
12.         SALES REPORTS, FINANCIAL STATEMENTS AND AUDIT RIGHTS.............12
13.         FRANCHISOR'S RIGHT OF FIRST REFUSAL TO PURCHASE..................12
14.         ASSIGNMENT OF FRANCHISE AGREEMENT................................13
15.         FRANCHISOR'S TERMINATION RIGHTS..................................14
16.         FRANCHISEE'S TERMINATION RIGHTS; NOTICE REQUIRED.................15
17.         FRANCHISEE'S OBLIGATIONS UPON TERMINATION........................15
18.         FRANCHISEE'S COVENANTS NOT TO COMPETE............................16
19.         ARBITRATION; ENFORCEMENT.........................................17
20.         SEVERABILITY AND CONSTRUCTION....................................18
21.         NOTICES..........................................................18
22.         ACKNOWLEDGMENTS..................................................19


EXHIBITS A - FRANCHISEE'S DEVELOPMENT AREA AND EXCLUSIVE TERRITORY B - COMPUTER SOFTWARE LICENSE AGREEMENT
            C - PERSONAL GUARANTY

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                                                                     01 GK082597
                                                                     02 GK030698

                              IT'S ABOUT GAMES(TM)

                               FRANCHISE AGREEMENT

         THIS FRANCHISE AGREEMENT is made and entered into this _______ day of _______________, 19____, by and between GROW BIZ INTERNATIONAL, INC., a Minnesota corporation ("Franchisor"), and ____________________________________
("Franchisee").

                                   BACKGROUND:

         A. Franchisor franchises video and computer game resale stores known as "It's About Games" stores ("It's About Games(TM) Stores") which feature quality used and new video and computer games and related accessories. Franchisor uses and licenses certain trademarks, including "It's About Games," and may hereafter adopt, use and license additional or substitute trademarks, service marks, logos and commercial symbols in connection with the operation of It's About Games(TM) Stores (collectively, the "Marks"). It's About Games(TM) Stores use Franchisor's methods, procedures, standards, specifications and the Marks (all of which are collectively referred to as the "Business System"), which Franchisor may periodically improve, further develop or otherwise modify.

         B. Franchisee has had an adequate opportunity to be thoroughly advised of the provisions of this Agreement and Franchisor's Offering Circular and has had sufficient time and opportunity to evaluate and investigate the Business System and the procedures and financial requirements associated with the Business System as well as the competitive market in which it operates.

         C. Franchisee desires to operate an "It's About Games" Store which will conform to the uniform requirements and quality standards of the Business System.

                                   AGREEMENTS:

         The Franchisor and Franchisee agree as follows:

1.       GRANT OF FRANCHISE; FRANCHISED LOCATION

         A. Grant of Franchise. Subject to the provisions stated below, Franchisor grants to Franchisee a personal license and franchise to operate an It's About Games(TM) Store (the "Store") in conformity with Franchisor's Business System at a location within the development area specified in Exhibit A attached hereto. The specified area identified in Exhibit A is referred to as the "Development Area." Franchisee will operate the Store under the Business System in strict compliance with the provisions of this Agreement and only at a location within the Development Area approved by Franchisor (the "Franchised Location").

         B. Franchisee's Protected Area; Rights Reserved By Franchisor. During the term of this Agreement, Franchisor will not establish for its own account or franchise others to operate an It's About Games(TM) Store or any other business generally classified as a video and computer game retail business within the exclusive area specified in Exhibit A. The exclusive area identified in Exhibit A, which includes the Development Area, is referred to as the "Exclusive Territory." Franchisee understands, however, that Franchisor may sell any products or services under trademarks other than the Marks (subject to those

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restrictions described above). Franchisor also may sell products or services under the Marks through other channels of distribution, provided any such products or services Franchisor intends to sell directly within the Exclusive Territory will first be offered to Franchisee on the same terms and conditions as would otherwise be offered within the Exclusive Territory. The rights and privileges granted to Franchisee under this Agreement are personal in nature, and may not be used at any location other than the Franchised Location. Franchisee will not relocate the Store without Franchisor's prior written consent and will not open any other It's About Games(TM) Store in the Exclusive Territory. Franchisee will not have the right to subfranchise or sublicense any of its rights under this Agreement. Franchisee will not use the Franchised Location for any purposes other than the operation of an It's About Games(TM) Store.

2.       TERM OF FRANCHISE; RENEWAL RIGHTS

         A. Term. The term of this Agreement will be for ten (10) years commencing on the date of this Agreement.

         B. Renewal. Franchisee will have the right to renew its It's About Games(TM) franchise for the Franchised Location for continuing ten (10) year terms, provided Franchisee meets the following conditions:

                  1. Franchisee has given Franchisor written notice at least one hundred eighty (180) days before the end of the term of this Agreement of its intention to renew;

                  2. Franchisee has complied with all of the material provisions of this Agreement, including the payment of all monetary obligations owed by Franchisee to Franchisor, and has complied with Franchisor's material operating and quality standards and procedures;

                  3. Franchisee has at its expense made such reasonable capital expenditures necessary to remodel, modernize and redecorate the Store premises and to replace and modernize the supplies, fixtures, and equipment used in Franchisee's business so that Franchisee's business reflects the then-current physical appearance of new It's About Games(TM) Stores;

                  4. Franchisee has paid a Renewal Fee of Five Thousand Dollars ($5,000) to Franchisor at least thirty (30) days before the expiration of the initial (and any renewal) term of this Agreement expires;

                  5. Franchisee executes the standard Franchise Agreement then being used by Franchisor; provided that Franchisee will be required to pay the Renewal Fee in lieu of the Initial Franchise Fee stated in the then-current Franchise Agreement; and

                  6. Franchisee is able to secure a renewal or extension of the lease for the Franchised Location or is able to secure a new location within the Development Area which has been accepted by Franchisor, such acceptance not to be unreasonably withheld.

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3.       OWNERSHIP AND USE OF MARKS

         A. Ownership. Franchisor is the owner of the Marks. Any and all improvements by Franchisee relating to the Marks and Business System will become the sole property of Franchisor who has the exclusive right to register and protect all such improvements in its name.

         B. Use. Franchisee's right to use and identify with the Marks and Business System applies only to the operation of the Store at the Franchised Location, and exists concurrently with the term of this Agreement and only so long as Franchisee is in complete compliance with Franchisor's quality standards. Franchisee will have the right to use the Marks and Business System only in the manner Franchisor directs and approves in writing. Franchisee will not have or acquire any rights in any of the Marks or Business System other than the right of use as governed by this Agreement. If, in the judgment of Franchisor, Franchisee's acts infringe upon or harm the goodwill, standards of uniformity or quality, or business standing associated with the Marks and Business System, Franchisee will immediately, upon written notice from Franchisor, modify its use of the Marks and Business System in the manner Franchisor directs in writing. Franchisee will not during or after the term of this Agreement do anything directly or indirectly which would infringe upon, harm, mislead or contest Franchisor's rights in the Marks or Business System. Franchisee cannot advertise any liquidation sale or similar type of activity.

         C. Promotion. Franchisee will operate the Store so that it is clearly identified and advertised as an It's About Games(TM) Store. The style, form and use of the words "It's About Games" in any advertising, written materials or supplies must, however, have Franchisor's prior written approval, which approval will not be unreasonably withheld. Franchisee will use the name "It's About Games" and the other Marks which now or hereafter may form a part of the Business System, on all paper supplies, business cards, letterhead, envelopes, uniforms, advertising materials, signs or other articles in the identical combination and manner as Franchisor may require in writing. Franchisee will comply with all trademark, trade name, service mark and copyright notice marking requirements.

         D. Identity. Franchisee will not use the words "It's About Games" in its corporate or partnership name. Franchisee will clearly indicate on its business checks, purchase orders, business cards, receipts, promotional materials and other written materials that Franchisee is the owner of the Store and that Franchisee is an It's About Games(TM) franchisee. Franchisee will display a sign which is clearly visible to the general public indicating that the Store is independently owned and operated.

         E. Substitutions. If any third party claims that its rights to use any of the Marks are superior and if Franchisor determines that such claim is legally meritorious, Franchisee will, upon receiving written notice from the Franchisor, immediately use such changes and amendments to the Marks as Franchisor may require. Franchisee will not make any changes or amendments in or to the use of the Marks and Business System unless directed by Franchisor in writing.

         F. Litigation. Franchisee will have no obligation to and will not, without Franchisor's prior written consent, defend or enforce any of the Marks in any court or other proceedings for or against imitation, infringement, any claim of prior use, or for any other allegation. Franchisee will, however, immediately notify Franchisor of any claims or complaints made against Franchisee respecting the Marks and will, at its expense, cooperate in all respects with Franchisor in any court or other proceedings involving the Marks. Franchisor will pay the cost and expense of all litigation Franchisor incurs, including attorneys' fees, specifically relating to the Marks. Franchisor and its legal counsel will have the right to control and conduct any litigation relating to the Marks.

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4.       INITIAL FRANCHISE FEE

         A. Initial Franchisee Fee. Franchisee will pay Franchisor a nonrefundable Initial Franchise Fee of _____________ Thousand Dollars ($______), which will be due and payable on the date of this Agreement. The Initial Fee payable by Franchisee is payment to Franchisor for the costs that it will incur to get Franchisee into business including costs Franchisor incurs for training, site evaluation, business overhead costs, travel costs, and for the other initial services Franchisor provides hereunder.

         B. Refund of Fee. If Franchisor subsequently determines that Franchisee is not qualified to properly operate the Store, Franchisor will refund to Franchisee the Initial Franchise Fee. Franchisor will notify Franchisee in writing within one hundred eighty (180) days of the date of this Agreement if this Agreement is subject to termination under this Section 4(B).

5.       CONTINUING FEE

         A. Continuing Fee. Franchisee will, for the term of this Agreement, pay to Franchisor a Continuing Fee equal to four percent (4%) of Franchisee's Gross Sales (as defined below). Franchisee's obligation to pay Franchisor the Continuing Fee under the terms of this Agreement will remain in full force and effect until this Agreement has expired or is terminated under the provisions herein.

         B. Payment. At Franchisor's request, Franchisee will promptly execute and deliver to Franchisor appropriate pre-authorized check forms or such other instruments or drafts Franchisor's bank requires payable against Franchisee's bank account, so that Franchisor may electronically collect (draft on Franchisee's account by electronic withdrawal) the Continuing Fee due pursuant to Section 5(A) above. Franchisor will report to Franchisee on or before Wednesday of each week its Gross Sales for the previous week. If Franchisee fails to report its Gross Sales on a timely basis, Franchisor may estimate Franchisee's Gross Sales to prepare a provisional estimate for billing purposes for that week. On Thursday of each week, Franchisor will bill Franchisee for all amounts due for the previous week and deposit into its account Franchisee's pre-authorized check or other instrument for the amounts due either pursuant to Franchisee's report or Franchisor's estimate. Any unpaid Continuing Fee or other amounts past due and owing to Franchisor will bear interest at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less. Franchisee will pay Franchisor for any and all costs Franchisor incurs in collecting any unpaid and past due Continuing Fees, including reasonable attorneys' fees.

         C. Gross Sales. The term "Gross Sales" means the total amount of all revenues Franchisee receives from the sale of goods and services, whether for cash or by check, credit card or trade, in connection with the Store, less customer refunds and returns. Gross Sales will include sales made through the Internet and wholesale transactions involving any party other than an It's About Games(TM) franchisee who is in good standing with Franchisor. Gross Sales will not include sales tax collected from customers and paid to appropriate tax authorities.

6.       ADVERTISING AND PROMOTION

         A. Cooperative Advertising. Franchisee will participate in, support and contribute a proportionate share, but no more than an amount equal to four percent (4%) of the Gross Sales for the Store, of the cost of regional cooperative advertising programs either designated by Franchisor or approved by a regional advertising council established by Franchisor or other It's About Games(TM) franchisees in Franchisee's area. Franchisor reserves the right to designate regional advertising markets, to establish regional advertising councils and to establish the rules under which such councils will operate.

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         B. Local Advertising Expenditures. To the extent Franchisee's annual contributions to cooperative advertising programs described in Section 6(A) above are less than four percent (4%) of the Gross Sales for the Store, or if the Franchisee cannot participate in any regional cooperative advertising program because such a program has not been established in Franchisee's geographic area, Franchisee will then be obligated to conduct advertising and promotional activities in Franchisee's local geographic area; provided that Franchisee's local advertising activities will not reduce, eliminate or otherwise impact Franchisee's obligations under Section 6(A) above. Franchisee's local advertising expenditures will include advertising, merchandising, sales promotion and other forms of advertising at the local level. Within thirty (30) days following the end of each calendar quarter, Franchisee will provide Franchisor with an accounting of the monies that it has spent for approved regional cooperative advertising and local advertising for the preceding calendar quarter. If Franchisee has failed to spend at least four percent (4%) of its Gross Sales for the calendar quarter for approved regional cooperative advertising or local advertising, Franchisee will deposit with Franchisor the difference between what it should have spent for advertising during the calendar quarter and what it actually spent for advertising during the calendar quarter. Franchisor will spend such amount for any type of advertising or promotion that Franchisor deems appropriate for Franchisee's business, although Franchisor will use reasonable efforts to spend such amounts in Franchisee's local geographic area.

         C. Marketing Fee. In addition to Franchisee's local advertising obligations described in Section 6(B) above, Franchisee will pay to Franchisor an annual Marketing Fee of Five Hundred Dollars ($500) which will be payable in two (2) installments of Two Hundred Fifty Dollars ($250) each on the first day of January and July of each year. Franchisor will use the Marketing Fee to develop marketing programs, produce advertising and/or promotional materials, conduct advertising research, and implement advertising and promotional campaigns.

         D. Yellow Page Advertising. Franchisee will, at its expense, obtain an annual yellow page listing in the primary yellow page directory serving the geographic area in which the Store is located. At a minimum, this listing will consist of a bold heading in such directory. Amounts spent for yellow page advertising will be credited towards Franchisee's local advertising obligations described in Section 6(B) above.

         E. Future Advertising Programs. Franchisee acknowledges and agrees that as the It's About Games(TM) franchise system continues to expand and mature, it will be necessary to revise Franchisee's advertising obligations. Franchisee therefore agrees that Franchisor may increase Franchisee's minimum advertising expenditures (as described in Section 6(B) above) up to a total of five percent (5%) of Franchisee's Gross Sales. Franchisee further agrees that of the five percent (5%), up to two percent (2%) of Franchisee's Gross Sales will be paid in the form of an "Advertising Fee" to Franchisor for deposit in an "Advertising Fund." In such event, Franchisee's advertising obligations under Section 6(A) (and, if appropriate, Section 6(B)) above will be reduced to three percent (3%) of the Gross Sales for the Store. Franchisor will provide Franchisee with at least sixty (60) days' written notice before the commencement of an Advertising Fee. All Advertising Fees will be placed in an Advertising Fund managed by Franchisor. Reasonable disbursements from the Advertising Fund will be made solely for the payment of expenses incurred in connection with the general promotion of the Marks and the Business System, including the cost of formulating, developing and implementing advertising and promotional campaigns; and the reasonable costs of administering the Advertising Fund, including accounting expenses and the actual costs of salaries and fringe benefits paid to Franchisor's employees engaged in administration of the Advertising Fund. Although Franchisor will strive to manage the Advertising Fund in such a manner that benefits franchisees uniformly, taking into account regional and/or local advertising costs and forms of media available,

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Franchisor cannot insure that any individual franchisee will benefit directly or on a pro rata basis from the future placement of any such advertising in its local market. The methods of advertising, media employed and contents, terms and conditions of advertising campaigns and promotional programs will be within Franchisor's sole discretion. Franchisor will provide Franchisee an annual unaudited statement of the receipts and disbursements of the Advertising Fund.

         F. Approved Advertising Materials. Franchisee will use only approved advertising and promotional materials. If Franchisee desires to use any unapproved advertising or promotional materials bearing the name "It's About Games" or other Marks, Franchisee must obtain written approval from Franchisor before using any such materials, which approval will not be unreasonably withheld.

         G. Promotion. Franchisee will use its best efforts to promote and advertise its It's About Games(TM) business and will participate in all advertising and promotional programs Franchisor establishes. Franchisee will have the right to advertise and sell its products at whatever prices Franchisee determines.

7.       FRANCHISOR'S OBLIGATIONS

         A. Location. Franchisor will provide Franchisee with assistance respecting site location and evaluation for the Store. Franchisee acknowledges that Franchisor's assistance in site location and acceptance of the premises does not constitute a representation or guaranty by Franchisor that the location will be a successful location for Franchisee's It's About Games(TM) Store.

         B. Lay-Out and Design. Franchisor will designate the standard design, lay-out and motif for Franchisee's premises and will furnish prototype specifications for the premises.

         C. Equipment, Supplies and Inventory. Franchisor will designate the standard fixtures, equipment, supplies, signs and initial inventory for use in the Store. Franchisee will purchase only such types, models or brands of fixtures, furniture, equipment, signs and supplies that Franchisor approves for It's About Games(TM) Stores as meeting its specifications and standards, including specifications and standards for quality, design, warranties, appearance, function and performance.

         D. Training. Franchisor will, at its expense, provide a three-part training program in Minneapolis, Minnesota or other location Franchisor designates to educate, familiarize and acquaint Franchisee with the business of operating an It's About Games(TM) Store. The first session of the training program will include instruction on general business issues related to the ownership of a privately-owned retail business, including real estate matters, business plan development, inventory management and point-of-sales systems. The period of this session will be at Franchisor's discretion but generally will be for not less than two and one-half (2 1/2) days and will be scheduled by Franchisor at its discretion. The second session of the training program will address personnel issues, store buildout, used product purchasing, Franchisor's preferred vendor program and other topics Franchisor selects. The period of this session will be at Franchisor's discretion but generally will be for not less than two and one-half (2 1/2) days and will be scheduled by Franchisor in its sole discretion. The third session of the training program will include instruction on sales and marketing, inventory purchasing, computer operation, store management and other topics Franchisor selects. The period of this session will be at Franchisor's discretion but generally will be for not less than five
(5) days and will be scheduled by Franchisor in its sole discretion. Franchisee must successfully complete all sessions of the training program. If Franchisee fails to successfully complete all sessions, he/she will not be permitted or authorized to manage Franchisee's business and Franchisor may terminate this Agreement pursuant to Section 15(A)(2) below. Franchisee will be responsible for travel

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costs, room and board, the salaries, fringe benefits and other expenses
Franchisee and its employees incur in attending all sessions of the training program.

         E. Opening Assistance. Franchisor will assist in scheduling the opening of the Store. Franchisee will not open or commence business operations until Franchisor has approved the opening. Franchisor will, at no charge, provide at least one (1) person to assist Franchisee with the opening of the Store for at least two (2) days around the time of opening. If Franchisee is opening its second or subsequent Store, Franchisee will provide this assistance only at Franchisee's request.

         F. Operations Manual. Franchisor will loan Franchisee one copy of the Operations Manual wherein Franchisor will describe its operational policies, standards, requirements and practices. Franchisee will comply with all provisions of the Operations Manual. Franchisor reserves the right to revise the Operations Manual at any time.

         G. Additional Initial Assistance. Franchisor will assist Franchisee in the development of a business plan. Franchisor and Franchisee may also agree that Franchisor provide management assistance and other services, in addition to the usual initial assistance and supervision Franchisor provides to all franchisees, for additional agreed upon compensation.

         H. Ongoing Assistance. During the operation of Franchisee's business, Franchisor will: (1) inspect the Store as often as Franchisor deems necessary and provide written reports to Franchisee on operations; (2) provide, upon the written request of Franchisee, advisory services pertaining to operation of Franchisee's business; (3) periodically make available to Franchisee all changes, improvements and additions to the Business System to the same extent as made available to other franchisees; (4) provide Franchisee with all supplements and modifications to the Operations Manual; and (5) develop advertising and marketing materials.

8.       OPERATION OF THE FRANCHISEE'S BUSINESS

         The Marks and Business System licensed to Franchisee represent valuable goodwill distinctive of Franchisor's business and reputation. Franchisor will periodically develop uniform standards of quality and service regarding the business operations of the Store so as to protect (for the benefit of all franchisees and Franchisor) the distinction, valuable goodwill and uniformity represented and symbolized by the Marks and Business System. To insure that all franchisees will maintain the uniform requirements and quality standards for goods and services associated with the It's About Games(TM) Stores and with the Marks and Business System, Franchisee will maintain the uniformity and quality standards Franchisor reasonably requires for all products and services and agrees to the following provisions:

         A. Managerial Responsibility. During the term of this Agreement, the parties who have signed this Agreement on behalf of Franchisee will personally manage and operate Franchisee's business and will not, without Franchisor's prior written consent, delegate its authority and responsibility with respect to management and operation. If Franchisee is a corporate entity or a partnership, one individual will retain at least fifty percent (50%) of the equity and voting interest in such corporation or partnership and will be obligated to personally manage and operate the Franchisee's business.

         B. Design and Appearance of Premises. The design and appearance of the exterior and interior of the Store, including signage, are part of the Business System. It is essential to the integrity of Franchisor's Business System that as great a degree of uniformity as possible be maintained among the various premises of It's About Games(TM) franchisees. Franchisee agrees that: (1) no material alteration or addition will be made to the premises without Franchisor's prior written consent; (2) the painting and decor will be maintained in such manner and form as Franchisor may reasonably require; (3) Franchisee will follow Franchisor's reasonable instructions with respect to layout and character of interior fixtures and furnishings; and (4) only such signs, emblems, logos, lettering, and artwork as Franchisor may reasonably require or periodically provide will be displayed on the Store premises.

         C. General Operation. Franchisee will use the Marks and Business System in strict compliance with the standards, operating procedures, specifications, requirements and instructions required of all It's About Games(TM) franchisees, which Franchisor may periodically amend and supplement.

         D. Products and Services. Franchisee will sell only those categories of products and services Franchisor approves in writing and will offer for sale all products and services required by Franchisor. Franchisee will conform to all quality and customer service standards Franchisor requires in writing. FRANCHISOR DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH FRANCHISOR'S (AND/OR AN AFFILIATE'S) SALE OF ANY GOODS, EQUIPMENT, FURNITURE, SIGNS OR SUPPLIES TO FRANCHISEE. Franchisee agrees to execute any and all documents Franchisor reasonably requests, including letters of credit, security agreements, and financing statements, to provide collateral for amounts due to Franchisor for purchases of inventory and other items used in Franchisee's business. Franchisor's approval is not required with respect to new and used video and computer games and other accessories Franchisee purchases from its customers or places in the Store on a consignment basis, provided, however, that Franchisee may not sell or offer for sale any goods which would be determined unsafe upon reasonable inspection.

         E. Maintenance of Premises; Modernization. Franchisee will, at its expense, repair, paint and keep in an attractive, clean and sanitary condition the interior and exterior of the Store premises. Franchisee will insure that all equipment will be kept in good working order and will meet Franchisor's quality standards. Franchisee will periodically make reasonable capital expenditures to remodel, modernize and redecorate the Store and to replace and modernize the furniture, fixtures, signs, supplies and equipment used in the Store so that the Store will reflect the then-current physical appearance of new It's About Games(TM) Stores. All remodeling, modernization or redecoration of the Store must be done pursuant to Franchisor's then-current standards and specifications and only with Franchisor's prior written approval. Franchisee agrees to commence remodeling activities within ninety (90) days after written notice from Franchisor, although Franchisee will not be required to remodel, modernize and redecorate the Store more than once every five (5) years during the term of this Agreement.

         F. Compliance with Laws. Franchisee will, at its expense, comply with all applicable local, state, federal and municipal laws, ordinances, rules and regulations pertaining to the operation of the Store, including any and all licensing and bonding requirements.

         G. Payment of Liabilities. Franchisee will timely pay all of its obligations and liabilities due and payable to Franchisor, suppliers, lessors and creditors.

         H. Taxes. Franchisee will promptly pay all federal, state and local taxes arising out of the operation of Franchisee's business. Franchisor will not be liable for these or any other taxes and Franchisee will indemnify Franchisor for any such taxes that may be assessed or levied against Franchisor which arise or result from Franchisee's business.

         I. Standardization. Franchisee will require its employees to wear such uniforms as Franchisor may designate and will comply with such programs of standardization as Franchisor may periodically develop to promote the common business image and to protect the goodwill associated with the Marks and Business System.

         J. Personnel. Franchisee will, at all times when open for business, have a person designated as a management person on duty who will be responsible for the business operations of Franchisee's business. Franchisee will employ and maintain a sufficient number of adequately trained and competent employees to provide efficient service to Franchisee's customers.

         K. Hours of Operation. Franchisee's business will be open for business for such days and hours as Franchisor may reasonably designate.

         L. Additional Training Seminars. Franchisor may periodically conduct refresher courses, seminars and other programs for all It's About Games(TM) franchisees. Franchisee and/or its employees will be required to attend any such programs and will be responsible for any expenses incurred by them in attending such programs including the cost of transportation, lodging, meals and any wages.

         M. Photographs. Franchisor will have the right to photograph the Store premises and, with prior written consent, Store employees at all reasonable times.

         N. Operations Manual. To protect Franchisor's reputation and goodwill and to maintain uniform operating standards under the Marks and Business System, Franchisee will conduct its business in accordance with Franchisor's Operations Manual, one copy of which Franchisee will have on loan from Franchisor. Franchisee will treat the Operations Manual as confidential, and will use all reasonable efforts to maintain the Operations Manual as secret and confidential. The Operations Manual will remain Franchisor's sole property. Franchisor may periodically revise the contents of the Operations Manual. Franchisee agrees to comply with each new or changed standard. Franchisee will insure that its copy of the Operations Manual is kept current. In the event of any dispute as to the contents of the Operations Manual, the terms of the master copy of the Operations Manual maintained by Franchisor will be controlling.

         O. Lease. Franchisee's lease or sublease for the Store premises must be approved by Franchisor before its execution, but such approval will not be unreasonably withheld. Franchisee must provide Franchisor with an executed copy of any lease for the Store. Franchisor makes no guarantees concerning the success of the Store located on any site consented to by Franchisor. Franchisor recommends that Franchisee employ an independent real estate broker to assist Franchisee in locating a suitable site and negotiating a lease for such site. Franchisee's lease must contain provisions requiring that: (i) so long as this Agreement remains in effect, the premises will be used only for an It's About Games(TM) business; (ii) Franchisor will be granted the right (but not the duty) to take possession of the premises and assume the lease in the event of a termination of this Agreement or a threatened termination of the lease as a result of a breach by Franchisee; (iii) the landlord will provide Franchisor written notice of any Franchisee default and/or right to cure; and (iv) upon termination of this Agreement or the Lease, Franchisee must remove all signs and materials bearing the name "It's About Games" and other Marks.

         P. Point-of-Sale System. Franchisee will utilize in the Store the point-of-sale system (the "POS System") which Franchisor has developed and/or selected for the Business System, including all future updates, supplements and modifications. The computer software package developed for use in Franchisee's business will include a proprietary software program owned by Franchisor or developed for Franchisor by a third party (the "Third Party Developer"). Franchisee must lease the proprietary software from Franchisor or the Third Party Developer. Franchisee and Franchisor will enter into Franchisor's standard form of Computer Software License Agreement attached hereto as Exhibit B ("the Software License Agreement") in connection with Franchisee's use of such software. Franchisor reserves the right to assign its rights, title and interest in the Proprietary Software or the Software License Agreement to the Third Party Developer. In such event, Franchisee may be required to enter into a separate computer software license agreement specified by the Third Party Developer. Franchisor also reserves the right, upon prior written notice to Franchisee, to access information and data produced by Franchisee's POS System. The computer hardware component of the POS System must conform with specifications Franchisor or the Third Party Developer develops and must be configured as a package unit as Franchisor or the Third Party Developer designates. If Franchisor or a third party designee is requested to configure Franchisee's computer hardware component to conform with the designated computer software component of the POS System, Franchisor or the third party designee may provide such assistance for additional agreed upon compensation. Franchisee will be required to utilize and, at Franchisor's discretion, pay for all future updates, supplements and modifications to the POS System.

         Q. Participation in Internet Web Site. Franchisee acknowledges that the Internet is a powerful, expanding medium through which business is conducted. Franchisee must have an e-mail address. In addition, Franchisor may, upon ninety
(90) days' prior written notice, require Franchisee, at Franchisee's expense, to participate in an It's About Games(TM) World Wide Web Site listed on the Internet. Franchisor will, at its discretion, determine the content and use of an It's About Games(TM) Web Site and will establish the rules under which franchisees may or will participate in such Web Site or separately use the Internet. Franchisor will retain all rights relating to the It's About Games(TM) Web Site and may alter or terminate the Web Site upon thirty (30) days' notice to Franchisee. Franchisee's general conduct on the Internet and specifically its use of the Marks on the Internet (including the domain name and any other Marks Franchisor may develop as a result of participation in the Internet) will be subject to the provisions of this Agreement. Franchisee acknowledges that certain information obtained through its participation in the It's About Games(TM) Web Site may be considered Confidential Information (as defined in
Section 9 below), including access codes and identification codes. Franchisee's right to participate in the It's About Games(TM) Web Site or otherwise use the Marks or Business System on the Internet will terminate when this Agreement expires or terminates.

9.       CONFIDENTIAL INFORMATION

         A. Non-Disclosure of Confidential Information. Franchisee and those individuals who have signed the Personal Guaranty attached hereto as Exhibit C will not, during or after the term of this Agreement, communicate, disclose or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the Business System which may be communicated to Franchisee. Franchisee will disclose such confidential information only to such of its employees as must have access to it in order to operate Franchisee's business. Any and all information, knowledge and know-how, including the Operations Manual, any other manuals created for use in the operation of the Store, methods, supplier lists, procedures, specifications, techniques, computer programs and other data which Franchisor copyrights or designates as confidential will be deemed confidential for purposes of this Agreement.

         B. Confidentiality Agreements. All of Franchisee's employees who have managerial duties respecting the Store and who have access to confidential information of Franchisor, as well as all corporate officers, directors and shareholders if Franchisee is a corporation (all partners if Franchisee is a partnership), must sign agreements in a form satisfactory to Franchisor, agreeing to maintain the confidentiality, during the course of their agreement and thereafter, of all information Franchisor copyrights or designates as confidential and proprietary. Copies of the executed agreements will be provided to Franchisor upon request.

10.      INSURANCE; BONDING

         A. Insurance. Franchisee will obtain and maintain in force (under policies of insurance issued by solvent and reputable carriers) and pay the premiums for public liability insurance with complete operations coverage with minimum limits of $1,000,000 per person and $1,000,000 per occurrence, bailee insurance protecting Franchisee's consignment goods and other insurance in such types and amounts as Franchisor may reasonably require. Such insurance policies will expressly protect both Franchisee and Franchisor and will require the insurer to defend both Franchisee and Franchisor in any action. Franchisee will furnish to Franchisor a certificate of insurance as stated above, naming Franchisor as an additional insured, and providing that such policy will not be canceled, amended or modified except upon thirty (30) days' prior written notice to Franchisor. Maintenance of the insurance requirement will not relieve Franchisee of the obligations of indemnification stated in Section 11 below. If Franchisee fails to obtain or maintain in force any insurance as required by this Section or to furnish any certificate of insurance required hereunder, Franchisor may, in addition to all other available remedies, obtain such insurance or certificates, and Franchisee will promptly reimburse Franchisor for all insurance premiums and other costs incurred in obtaining such insurance.

         B. Bonding. Franchisee will comply with any and all bonding requirements which may be applicable to its It's About Games(TM) business, including bonding requirements resulting from the consignment portion of Franchisee's business.

11.      INDEPENDENT CONTRACTORS; INDEMNIFICATION

         A. Relationship. Franchisor and Franchisee are independent contractors. Neither Franchisor nor Franchisee will make any agreements, representations or warranties in the name of or for the other or that their relationship is other than franchisor and franchisee. Neither Franchisor nor Franchisee will be obligated by or have any liability under any agreements, representations or warranties made by the other. Franchisee alone will be responsible for all loss or damage arising out of or relating to the operation of Franchisee's business or arising out of the acts or omissions of Franchisee or any of its agents, employees or contractors in connection with the preparation and sale of products by Franchisee, and for all claims for damage to property or for injury or death of any persons directly or indirectly resulting therefrom. Franchisee will indemnify Franchisor against and will reimburse Franchisor for all obligations and damages arising out of the operation of Franchisee's business, including all costs Franchisor reasonably incurs in the defense of any such claim brought against it or in any action in which it is named as a party (including reasonable attorneys' fees). Franchisor will have the right to defend any such claim against it. Franchisor will indemnify Franchisee against and reimburse Franchisee for any obligations or liability for damages attributable to agreements, representations or warranties of Franchisor, or caused by Franchisor's negligence or willful action, and for costs Franchisee reasonably incurs in the defense of any such claim brought against it or in any action in which it is named as a party, provided that Franchisor will have the right to participate in and, to the extent Franchisor deems necessary, to control any litigation or proceeding which might result in liability of or expense to Franchisee subject to such indemnification. The indemnities and assumptions of liabilities and obligations stated in this Agreement will continue in full force and effect following the expiration or termination of this Agreement.

         B. Enforcement. The non-prevailing party will pay all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in any action or proceeding brought to enforce any provision of this Agreement or to enjoin any violation of this Agreement.

12.      SALES REPORTS, FINANCIAL STATEMENTS AND AUDIT RIGHTS

         A. Sales Reports. Franchisee will maintain an accurate written record of daily Gross Sales and will deliver to Franchisor a signed and verified statement of the weekly Gross Sales of Franchisee's business using such forms as Franchisor may require in writing. The weekly statement of Gross Sales must be provided to Franchisor on or before Wednesday of each week for the preceding week. Franchisor reserves the right to modify or substitute the required forms and impose additional recordkeeping procedures.

         B. Financial Statements. Franchisee will, at its expense, provide Franchisor with quarterly and annual financial statements and such other financial reports as Franchisor specifies using the forms and chart of accounts Franchisor requires. All financial information provided to Franchisor under this Section must be presented in the form Franchisor periodically requires in writing. Franchisee will deliver the quarterly financial information to Franchisor by the thirtieth (30th) day of the month following the end of the preceding quarter. The annual financial statement must be provided on or before March 1 of each year for the preceding calendar year.

         C. Audit Rights. Franchisee will make all of its financial books and records available to Franchisor or its designated representative at all reasonable times for review and audit by Franchisor or its designee. Franchisee's financial books and records for each fiscal and calendar year will be kept in a secure place and will be available for audit by Franchisor for at least five (5) years. If an audit conducted by Franchisor results in a determination that the Continuing Fees paid to Franchisor are deficient (underpaid) by more than two percent (2%), Franchisee will pay Franchisor for the reasonable costs and expenses that it has incurred as a result of the audit. If pursuant to audits, the Continuing Fees have been deficient by more than two percent (2%) twice or more within any five (5) year period, this will be considered a material breach of this Agreement.

13.      FRANCHISOR'S RIGHT OF FIRST REFUSAL TO PURCHASE

         A. Restrictions. Franchisee will not sell, assign, trade, transfer, lease, sublease, or otherwise dispose of: (1) any interest in or any part of the Franchised Location or this Agreement, or (2) any controlling interest (whether through one or more related transactions) in Franchisee's business or the assets of Franchisee's business to any third party, without first offering the same to Franchisor in writing, at the same price and on the same terms as stated in the proposed third-party offer. Franchisee's written offer to Franchisor must contain all material provisions of the proposed sale or transfer. Upon Franchisor's receipt of written notice specifying the proposed price and terms of a proposed sale or transfer of Franchisee's business or interest therein, Franchisor will give Franchisee written notice within ten (10) business days thereafter if Franchisor has an interest in negotiating to purchase the business or interest being offered according to the proposed terms. If Franchisor commences negotiations to purchase Franchisee's business or interest therein as described herein, Franchisee may not sell the business or interest being offered to a third party for at least thirty (30) days or until Franchisor and Franchisee agree in writing that the negotiations have terminated, whichever comes first. If Franchisor waives its right to purchase, Franchisee may complete the sale or transfer of the business or interest therein according to the terms described in the written notice to Franchisor but not upon more favorable terms. Any such sale, transfer or assignment to a third party is subject to the provisions stated in Section 14 of this Agreement. Franchisor's nonacceptance of Franchisee's written offer will not affect or change Franchisee's obligations under this Agreement.

         B. Corporate Franchisee. If Franchisee is a corporation, the shareholders cannot sell, assign, pledge or otherwise dispose of a controlling interest in the capital stock of Franchisee ("Capital Stock") (except to immediate family members of the controlling shareholder(s) or to a trust established for their benefit) until the Capital Stock has been first offered to Franchisor in writing under the same terms and conditions offered to any third party. A shareholder of Franchisee may, however, bequeath, sell, assign, trade or transfer his/her Capital Stock to the other shareholders of Franchisee corporation because of death or permanent disability without first offering it to Franchisor, provided Franchisee provides Franchisor with written notice of all such transactions. All shares of Capital Stock issued by Franchisee's corporation to its shareholders must bear the following legend on the reverse side of each issued and outstanding stock certificate:

         The shares of capital stock represented by this certificate are subject to a written Franchise Agreement which grants Grow Biz International, Inc. a right of first refusal to purchase these shares of capital stock from the shareholder.

Nothing in this Section will be construed as prohibiting the shares of Capital Stock of a corporate Franchisee from being pledged as security to an institutional lender who has provided financing to or for the Store; provided the institutional lender accepts such security interest subject to Franchisor's reasonable conditions.

14.      ASSIGNMENT OF FRANCHISE AGREEMENT

         A. By Franchisor. This Agreement may be assigned and transferred by Franchisor and will benefit Franchisor's successors and assigns. Any such assignment or transfer will require the assignee to fulfill Franchisor's obligations under this Agreement.

         B. Corporate Franchisee. This Agreement may be transferred or assigned by Franchisee to a corporation which is owned or controlled by Franchisee, provided: (i) Franchisee and all other shareholders of the assignee corporation owning at least ten percent (10%) of the Capital Stock thereof sign the Personal Guaranty attached hereto as Exhibit C and agree to be bound by the provisions of this Agreement; and (ii) Franchisee furnishes prior written proof to Franchisor substantiating that the corporation will be financially able to perform all of the provisions of this Agreement. Franchisee will give Franchisor fifteen (15) days written notice before the proposed date of assignment or transfer of this Agreement to a corporation owned or controlled by Franchisee; however, the transfer or assignment of this Agreement will not be valid or effective until Franchisor has received the legal documents which its legal counsel deems necessary to properly document such transfer or assignment.

         C. Conditions to Other Transfer or Assignment. Franchisee (and its partners and shareholders, if any) will not transfer (whether voluntary or involuntary), assign or otherwise dispose of, in one or more transactions, Franchisee's business, the Franchised Location, substantially all or all of the assets of Franchisee's business, this Agreement or any controlling interest in Franchisee (a "controlling" interest will include a proposed transfer of fifty percent (50%) or more of the Capital Stock of a corporate Franchisee) without Franchisor's prior written consent, except to trusts established for Franchisee's benefit. Franchisor will not unreasonably withhold its consent to a transfer, subject to any or all of the following conditions described below which Franchisor may, in its sole discretion, deem necessary:

                  1. All of Franchisee's accrued monetary obligations to Franchisor will have been satisfied, and Franchisee is not in default under this Agreement;

                  2. Franchisee executes a written agreement in a form satisfactory to Franchisor, in which Franchisee covenants to observe all applicable post-term obligations and covenants contained in this Agreement;

                  3. The transferee-franchisee enters into a written agreement in a form satisfactory to Franchisor assuming and agreeing to discharge all of Franchisee's obligations and covenants under this Agreement for the remainder of its term or, at Franchisor's option, execute Franchisor's then-current standard form of franchise agreement (which may provide for different royalties, advertising contributions, duration, and other rights and obligations from those provided in this Agreement);

                  4. The transferee-franchisee is approved by Franchisor and demonstrates to Franchisor's satisfaction that he/she meets Franchisor's managerial, financial, and business standards for new franchisees, possesses a good business reputation and credit rating, and has the aptitude and ability to conduct the franchised business. Franchisee understands that Franchisor may communicate directly with the transferee-franchisee during the transfer process to respond to inquiries, as well as to ensure that the transferee-franchisee meets Franchisor's qualifications; and

                  5. The transferee-franchisee successfully completes Franchisor's training program.

         D. Transfer Fee. If this Agreement is assigned or transferred pursuant to Section 14(C) above, Franchisee will pay Franchisor a transfer fee of Five Thousand Dollars ($5,000) for the costs Franchisor incurs, including the costs of any required training. There will be no transfer fee payable with respect to transfers to immediate family members.

15.      FRANCHISOR'S TERMINATION RIGHTS

         A. Grounds. Franchisee will be in default, and Franchisor may, at its option, terminate this Agreement, as provided herein, if: (1) Franchisee fails to open and commence operations of the Store at such time as the premises are ready for occupancy or within nine (9) months of the execution of this Agreement, whichever occurs first; (2) Franchisee violates any material provision or obligation of this Agreement; (3) Franchisee or any of its managers, directors, officers or majority shareholders are convicted of, or plead guilty to or no contest to (a) a charge of violating any law which adversely impacts upon the reputation of the franchised business or (b) any felony; (4) Franchisee fails to conform to the material requirements of the Business System or the material standards of uniformity and quality for the products and services Franchisor has established in connection with the Business System; (5) Franchisee fails to timely pay Continuing Fees, Marketing or Advertising Fees, buying group (inventory) obligations or any other obligations or liabilities due and owing to Franchisor or fails to timely pay any advertising cooperative obligations; (6) Franchisee is insolvent within the meaning of any applicable state or federal law; (7) Franchisee makes an assignment for the benefit of creditors or enters into any similar arrangement for the disposition of its assets for the benefit of creditors; (8) Franchisee voluntarily or otherwise "abandons" (as defined below) the franchised business;
(9) Franchisee is involved in any act or conduct which materially impairs the goodwill associated with the name "It's About Games" or any of the Marks or the Business

System; or (10) Franchisee's lease for the Store premises expires or is terminated for any reason (unless, through no fault of Franchisee, the lessor of the premises in which the Store is located refuses to renew Franchisee's lease and Franchisee relocates within the Development Area to a site approved by Franchisor within sixty (60) days thereafter). The term "abandon" means Franchisee's failure to operate the Store during regular business hours for a period of ten (10) consecutive days without Franchisor's prior written consent unless such failure is due to an act of God, war, strikes or riots.

         B. Procedure. Except as described below, Franchisee will have thirty
(30) days, or such longer period as applicable law may require, after its receipt from Franchisor of a written Notice of Termination within which to remedy any default hereunder, and to provide evidence thereof to Franchisor. If Franchisee fails to correct the alleged default within that time (or such longer period of time as applicable law may require), this Agreement will terminate without further notice to Franchisee effective immediately when the thirty (30) day period (or such longer period as applicable law may require) expires. Franchisor may terminate this Agreement immediately upon delivery of written notice to Franchisee, with no opportunity to cure, if the termination results from any of the following: (1) Franchisee repeatedly fails to comply with one or more material requirements of this Agreement; (2) the nature of Franchisee's breach makes it not curable; (3) Franchisee willfully and repeatedly deceives customers relative to the source, nature or quality of goods sold; (4) any default under items (3), (6), (8) or (9) in Section 15(A) above; or (5) Franchisee willfully and materially falsifies any report, statement, or other written data furnished to Franchisor either during the franchise application process or after Franchisee is awarded a franchise. Any report submitted pursuant to Section 12 will be conclusively deemed to be materially false if it understates Gross Sales by more than four percent (4%).

         C. Applicable Law. If the provisions of this Section 15 are inconsistent with applicable law, the applicable law will apply. Franchisor's ability to terminate or fail to renew a Wisconsin franchise will be governed by the Wisconsin Fair Dealership Law, Chap. 135, Wisc. Stats. Minnesota law provides franchisees with certain termination and non-renewal rights. As of the date of this Agreement, Minn. Stat. Section 80C.14, Subd. 3, 4 and 5 require that, except in certain specified cases, a franchisee be given 90 days notice of termination (with 60 days to cure) and 180 days notice for non-renewal of the Agreement.

16.      FRANCHISEE'S TERMINATION RIGHTS; NOTICE REQUIRED

         A. Termination. Franchisee may terminate this Agreement if Franchisor violates any material obligation of Franchisor to Franchisee and fails to cure such violation within thirty (30) days after Franchisor's receipt of written notice from Franchisee; provided, however, that Franchisee is in substantial compliance with the Agreement at the time of giving such notice of termination. Franchisee's written notice will identify the violation and demand that it be cured.

         B. Required Notice. A party must give the other party written notice of an alleged default under or violation of this Agreement after it has knowledge of, determines, or is of the opinion that there has been an alleged default under or violation of this Agreement. If there is failure to give written notice of an alleged default under this Agreement within one (1) year from the date that the nonbreaching party has knowledge of, determines or is of the opinion that there has been an alleged default, the alleged default will be deemed to be approved and waived, and the alleged default or violation will not be deemed to be a default under or violation of this Agreement.

17.      FRANCHISEE'S OBLIGATIONS UPON TERMINATION

         A. Post-Term Duties. If this Agreement is terminated for any reason other than a termination as a result of a breach by Franchisor, Franchisee will:
(1) within five (5) days after termination, pay all amounts due and owing to Franchisor under this Agreement; (2) return to Franchisor by first class prepaid United States mail the Operations Manual and any other manuals, advertising materials, and all other printed materials relating to the operation of the franchised business; (3) assign to Franchisor the telephone number for the Store; and (4) remove all signs and other materials bearing the name "Its About Games" and other Marks; (5) comply with all post-termination obligations under the Software License Agreement, including the return of all copies of Franchisor's proprietary software; and (6) comply with all other applicable provisions of this Agreement, including the non-compete provisions. Upon termination of this Franchise Agreement for any reason, Franchisee's right to use the name "It's About Games" and the other Marks and the Business System will immediately terminate. If Franchisee fails to remove all signs and other materials bearing the Marks, Franchisor may do so at Franchisee's expense.

         B. Redecoration. If this Agreement is terminated for any reason, and Franchisor permits Franchisee to remain in possession of the Franchised Location, Franchisee will, at its expense modify, both the exterior and interior appearance of the business premises so that they will be easily distinguished from the standard appearance of It's About Games(TM) Stores. At a minimum, such changes and modifications to the premises will include: (1) repainting the premises with totally different colors; (2) removing all signs and other materials bearing the name "It's About Games" and other Marks; (3) removing from the premises all fixtures which are indicative of It's About Games(TM) Stores;
(4) discontinuing use of the approved employee uniforms and refraining from using any uniforms which are confusingly similar; and (5) discontinuing use of all packaging and confidential information regarding the operation of the Store.

18.      FRANCHISEE'S COVENANTS NOT TO COMPETE

         A. During Term. Franchisee (and the Personal Guarantors) will not, during the term of this Agreement, on their own account or as an employee, agent, consultant, partner, officer, director, or shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, franchise, conduct, engage in, be connected with, have any interest in, or assist any person or entity engaged in any business involving the selling, leasing, renting or exchanging of new or used video or computer games or related accessories, or any other related business that is competitive with or similar to an It's About Games(TM) Store, except with Franchisor's prior written consent. Separately, Franchisee cannot offer or sell new or used musical instruments, amplifiers, audio compact discs, or music-related equipment or electronics (other than equipment or electronics used in connection with video games) in the Store or elsewhere.

         B. After Termination. Franchisee (and the Personal Guarantors) will not, for a period of one (1) year after this Agreement expires or is terminated (except for a termination as a result of a Franchisor's breach), on their own account or as an employee, agent, consultant, partner, officer, director, or shareholder of any other person, firm, entity, partnership or corporation, own, operate, lease, franchise, conduct, engage in, be connected with, have any interest in or assist any person or entity engaged in any business involving the selling, leasing, renting or exchanging of new or used video or computer games or related accessories, or any other related business that is competitive with or similar to an It's About Games(TM) Store which is located at the Franchised Location or within a six (6) mile radius of the Franchised Location or any It's About Games(TM) Store. Franchisee expressly agrees that the one (1) year period and the six (6) mile radius are the reasonable and necessary time and distance needed to protect Franchisor if this Agreement expires or is terminated for any reason.

         C. Injunctive Relief. Franchisee agrees that damages alone cannot adequately compensate Franchisor if there is a violation of these noncompetitive covenants and that injunctive relief is essential for the protection of Franchisor. Franchisee therefore agrees that in case of any alleged breach or violation of this Section by it, Franchisor may seek injunctive relief without posting any bond or security, in addition to all other remedies that may be available to Franchisor at equity or law.

19.      ARBITRATION; ENFORCEMENT

         A. Arbitration Process. Except to the extent Franchisor elects to enforce the provisions of this Agreement by judicial process and injunction as provided herein, all disputes, claims and controversies between the parties arising under or in connection with this Agreement or the making, performance or interpretation thereof (including claims of fraud in the inducement and other claims of fraud and the arbitrability of any matter) will be settled by arbitration under the authority of the Federal Arbitration Act in Minneapolis, Minnesota. The arbitrator will have the right to award specific performance of this Agreement. The proceedings will be conducted under the commercial arbitration rules of the American Arbitration Association, to the extent such Rules are not inconsistent with the provisions of this arbitration provision. The decision of the arbitrator will be final and binding on all parties. This Section will survive termination or non-renewal of this Agreement under any circumstances. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. During the pendency of any arbitration proceeding, Franchisee and Franchisor will fully perform their respective obligations under this Agreement.

         B. Additional Proceedings. If, after Franchisor or Franchisee institutes an arbitration proceeding, one or the other asserts a claim, counterclaim or defense, the subject matter of which, under statute or current judicial decision is nonarbitrable for public policy reasons, the party against whom the claim, counterclaim or defense is asserted may elect to proceed with the arbitration of all arbitrable claims, counterclaims or defenses or to proceed to litigate all claims, counterclaims or defenses in a court having competent jurisdiction.

         C. Punitive Damages. Franchisor and Franchisee acknowledge that judgment upon an arbitration award may be entered in any court of competent jurisdiction and will be binding, final and nonappealable. Franchisor and Franchisee (and their respective owners and guarantors, if applicable) agree to waive, to the fullest extent permitted by law, the right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them, each will be limited to the recovery of actual damages sustained by it.

         D. Enforcement of Franchise Agreement. Notwithstanding the other provisions of this Section 19, Franchisee recognizes that the failure of a single franchisee to comply with the terms of its It's About Games(TM) franchise agreement could cause irreparable damage to Franchisor or to some or all other It's About Games(TM) franchisees. Franchisor and Franchisee, therefore agree that, in the event of a breach or threatened breach of Sections 3, 8, 9, 12, 13, 14, 17 and/or 18 of this Agreement by Franchisee or in the event of any conduct by Franchisee which is illegal or is dishonest or misleading to Franchisee's customers or prospective customers or may impair the goodwill associated with the Marks, Franchisor may seek an injunction restraining such breach or obtain a decree of specific performance, without showing or proving any actual damage, until such time as a final and binding determination is made by the arbitrator. The foregoing equitable remedy will be in addition to, and not in lieu of, all other remedies or rights which Franchisor might otherwise have by virtue of any breach of this Agreement by Franchisee.

20.      SEVERABILITY AND CONSTRUCTION

         A. Severability. All provisions of this Agreement are severable and this Agreement will be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions will be enforced to the extent valid and enforceable. If any applicable law or rule of any jurisdiction requires a greater prior notice period than is required hereunder, or if under any applicable law or rule of any jurisdiction, any provision of this Agreement is invalid or unenforceable, the prior notice required by such law or rule will be substituted for the notice requirements hereof, or such invalid or unenforceable provision will be modified to the extent required to be valid and enforceable. Such modifications to this Agreement will be effective only in such jurisdiction and will be enforced as originally made and entered into in all other jurisdictions.

         B. Waiver. Franchisor and Franchisee may by written instrument unilaterally waive any obligation of or restriction upon the other under this Agreement. No acceptance by Franchisor of any payment by Franchisee and no failure, refusal or neglect of Franchisor or Franchisee to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder, including any mandatory specification, standard or operating procedure, will constitute a waiver of any provision of this Agreement.

         C. Cumulative Rights. The rights of Franchisor and Franchisee hereunder are cumulative and no exercise or enforcement by Franchisor or Franchisee of any right or remedy hereunder will preclude the exercise or enforcement by Franchisor or Franchisee of any other right or remedy hereunder or which Franchisor or Franchisee is entitled by law to enforce.

         D. Governing Law. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Section 1051 et seq.), this Agreement and the franchise relationship will be governed by the laws of the state in which the Franchised Location is located.

         E. Binding Effect. This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest.

         F. Consents. Whenever a party's consent or approval is required under this Agreement, such consent or approval will not be unreasonably withheld or delayed.

         G. Entire Agreement. The "Background" section is a part of this Agreement which, together with exhibits, represents the entire agreement of the parties. This Agreement supersedes and terminates any prior oral or written understandings or agreements between Franchisor and Franchisee relating to the subject matter of this Agreement. No modification of this Agreement will be effective unless it is in writing and signed by Franchisor and Franchisee. The term "Franchisee" as used herein is applicable (where relevant) to one or more persons, a corporation or a partnership. References to "Franchisee," "assignees" and "transferees" which are applicable to an individual or individuals mean the principal owner or owners of the equity or operating control of Franchisee or any such assignee or transferee if Franchisee or such assignee or transferee is a corporation or partnership. If Franchisee consists of more than one individual, all individuals will be bound jointly and severally by the provisions of this Agreement.

21.      NOTICES

         All notices to Franchisor will be in writing and will be made by personal service or sent by prepaid first class United States mail addressed to Franchisor at its principal place of business, or at such other address as Franchisor may designate in writing. All notices to Franchisee will be made by prepaid first class United States mail addressed to Franchisee at the Franchised Location, or such other address as Franchisee may designate in writing. Any notice under this Agreement may also be made by a recognized delivery service that requires a written receipt.

22.      ACKNOWLEDGMENTS

         A. Independent Investigation. Franchisee acknowledges that it has conducted an independent investigation of the business franchised hereunder, and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will largely depend on Franchisee's ability as an independent business person. Franchisor expressly disclaims the making of, and Franchisee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

         B. Franchise Agreement. Franchisee acknowledges that it has received, read, and understood this Agreement and that Franchisor has fully and adequately explained the provisions of it to Franchisee's satisfaction and that Franchisee has had sufficient time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         C. Other Franchises. Franchisee acknowledges that other franchisees of Franchisor have or will be granted franchises at different times and in different situations, and further acknowledges that the provisions of such franchises may vary substantially from those contained in this Agreement.

         D. Receipt of Documents. Franchisee acknowledges that it received a copy of this Agreement at least five (5) business days before the date on which this Agreement was executed. Franchisee further acknowledges that he/she has received a Franchise Offering Circular at least ten (10) business days before the date on which this Agreement was executed.

         IN WITNESS WHEREOF, Franchisor and Franchisee have signed this Agreement as of the day and year first above written.

FRANCHISOR DISCLAIMS ANY WARRANTY OR REPRESENTATION AS TO THE POTENTIAL SUCCESS OF FRANCHISEE'S BUSINESS OPERATIONS UNDER THIS AGREEMENT.

This is a legal document which grants specific rights to and imposes certain obligations upon Franchisor and Franchisee. Consult legal counsel to be sure that you understand your rights and duties. Please insert the name and address of your attorney: _____________________________________________________________.

"FRANCHISOR"                         "FRANCHISEE"

GROW BIZ INTERNATIONAL, INC.         If "Franchisee" is a corporation,


                                     -------------------------------------------
                                     (Print Corporate Name)

By                                   By
  --------------------------------      ----------------------------------------
    Its                                   Its
        --------------------------            ----------------------------------

                                     If "Franchisee" is one or more individuals,


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------

                                    EXHIBIT A
                             TO FRANCHISE AGREEMENT

              FRANCHISEE'S DEVELOPMENT AREA AND EXCLUSIVE TERRITORY


1.    Description of Development Area:













2.    Description of Exclusive Territory:












                -----------------------------   --------------------------------
                Franchisor                      Franchisee

                                    EXHIBIT B
                             TO FRANCHISE AGREEMENT

                              IT'S ABOUT GAMES(TM)

                       COMPUTER SOFTWARE LICENSE AGREEMENT


This AGREEMENT is made and entered into as of the _____ day of _______________, 199__, by and between GROW BIZ INTERNATIONAL, INC. ("Grow Biz"), and ____________________________ ("Licensee").

                                   BACKGROUND:

Grow Biz owns certain software and related documentation. Licensee is an It's About Games(TM) franchisee pursuant to a franchise agreement Licensee entered into with Grow Biz (the "Franchise Agreement"). Licensee wishes to use certain software in its franchised business under the provisions stated below.

                                   AGREEMENTS:

1.       SOFTWARE LICENSE.

         A. Grant of License. Grow Biz grants Licensee a nonexclusive license to use the software identified on Schedule A attached to this Agreement. Collectively, all software licensed under this Agreement, and all modifications, updates and other works derivative of or to such software, and any related documentation or materials provided, is referred to as the "Software."

         B. Initial Software License Fee. Licensee will pay Grow Biz an Initial Software License Fee of Three Thousand Dollars ($3,000). This fee must be paid before Grow Biz delivers the Software to Licensee. Licensee will be solely responsible for all taxes relating to the Initial Software License Fee, excluding taxes measured by Grow Biz' net income.

         C. Scope of License. Licensee may use the Software only on a single computer or on a network of computers at the franchised business site or sites identified on Schedule A attached hereto or in Grow Biz' acceptance of Licensee's order. Unless Grow Biz otherwise agrees in writing, a single license fee entitles Licensee to use the Software on a network at one site with no more than five users. Licensee will be charged an additional license fee for use of the Software on a network at one site with more than five users or for use at more than one site.

         D. Licensee's Agreements. Licensee agrees:

                  1. Not to disassemble, decompile or otherwise reverse engineer the Software, nor to create, access or generate the source code of the Software.

                  2. Not to modify the Software, nor to develop or create, or assist any other party in developing or creating, any computer programs which are derived from, based upon, or contain features or functions similar to, the Software.

                  3. To use the Software only in Licensee's internal operation of the franchise business under the terms of the Franchise Agreement and not for the business needs of any third parties.

                  4. Not to disclose to any other party any part of or any information relating to the Software, nor to permit access to the Software except by Licensee's employees in the operation of the franchised business.

                  5. Not to assign, sublicense, loan or otherwise provide to any third party the Software, whether or not merged into other programs or materials.

                  6. Not to copy the Software, although Licensee may make one copy of the Software for backup purposes if Licensee reproduces all copyright and other proprietary notices in such copy.

         E. Repairs; Updates; Etc.

                  1. For so long as Grow Biz owns and requires Licensee to use the Software, Grow Biz will provide ongoing maintenance and repair services for the Software owned by Grow Biz so that the Software will perform substantially as described in documentation Grow Biz has provided. Such maintenance and repair services include Licensee's right to receive any fixes and minor enhancements to the Grow Biz Software which Grow Biz may periodically develop, as well as any other maintenance or repair services Grow Biz offers in its discretion. Grow Biz does not warrant that the operation of the Grow Biz Software will be uninterrupted or error free, that all defects will be corrected or that the Software will meet Licensee's requirements.

                  2. Grow Biz may, in its sole discretion, periodically release updates, modifications and enhancements respecting the Software. Licensee will install any fixes, updates, modifications or enhancements which Grow Biz designates as mandatory.

                  3. Grow Biz is not obligated to provide Licensee with other services, including installation, support, training or other services relating to the Software. Further, Grow Biz is not obligated to provide maintenance or repair services for Software distributed, but not owned, by Grow Biz.

                  4. Grow Biz may charge a reasonable fee for its services, including its maintenance and repair services, as well as for any updates, modifications and enhancements to the Software which it elects to release.

2.       PROPRIETARY RIGHTS.

         A. Confidentiality. The Software is the confidential and proprietary property of Grow Biz or its vendors. Licensee will hold the Software in confidence and safeguard it from disclosure to third parties and will use the Software only as intended by this Agreement. Licensee will notify Grow Biz promptly of any unauthorized access, copying or use of the Software and will reasonably assist Grow Biz in prosecuting any resulting claims or proceedings.

         B. Ownership. Grow Biz or its vendors retain all title and rights, including all copyright rights, to the Software, including all modifications, updates and other works derivative of or to the Software, all of which will be subject to the provisions of this Agreement.

3.       TERM AND TERMINATION.

         A. Term and Termination. This Agreement will continue until terminated. Grow Biz may terminate this Agreement upon written notice to Licensee if Licensee breaches any term of this Agreement, the Franchise Agreement or any other agreement with Grow Biz, or if Licensee becomes insolvent. This Agreement will automatically terminate, without any further action of the parties, upon termination of the Franchise Agreement for any reason. Finally, this Agreement will automatically terminate if and when Grow Biz assigns all of its rights, title and interest in the Software or this Agreement to a third-party assignee. If such an assignment occurs, Licensee acknowledges and agrees that, to continue to use the Software, the third-party assignee may require Licensee to enter into a separate computer software license agreement. If Grow Biz assigns its interest in the Software or this Agreement to a third-party assignee, and the third-party assignee replaces the Software, Licensee may incur additional costs related to the conversion of such replacement software.

         B. Consequences of Termination. Upon termination of this Agreement, all licenses and rights Grow Biz has granted under this Agreement will terminate and Licensee will have no rights to use, sell or transfer its interest in, the Software. Licensee agrees to immediately return to Grow Biz all copies of the Software, or to destroy all Software.

4.       LIMITED WARRANTY; DISCLAIMERS.

         Grow Biz warrants to Licensee that magnetic diskette or other media on which the Software is recorded will be free from material defects in materials or workmanship under normal use for a period of ninety (90) days after delivery of the media. If during such period the media should be defective, Licensee may return the media for replacement without charge. Licensee's sole remedy in the event of a defect is expressly limited to replacement of the media. ALL SOFTWARE, INCLUDING ALL GROW BIZ SOFTWARE, IS PROVIDED ON AN "AS IS" BASIS. However, Grow Biz acknowledges its Software maintenance and repair obligations stated in Section 1 (E). THESE WARRANTIES ARE IN LIEU OF, AND GROW BIZ EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES RELATING TO THIS AGREEMENT OR THE SOFTWARE, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.       LIMITATION OF LIABILITY.

         GROW BIZ' LIABILITY FOR ANY CLAIM RELATED TO ANY SOFTWARE OR SERVICE PROVIDED WILL BE LIMITED TO THE LESSOR OF LICENSEE'S ACTUAL DAMAGE OR LOSS OR THE INITIAL FEE PAID FOR THE SOFTWARE. GROW BIZ WILL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS OR LOSS OF OR DAMAGE TO DATA.

6.       INFRINGEMENT.

         A. Infringement Claims. Grow Biz does not have actual knowledge of any claim that the Grow Biz Software infringes upon a third party's patent, copyright or other proprietary right. If a third party asserts such an infringement claim against Licensee, Licensee will immediately notify Grow Biz in writing. Grow Biz will have the right (but not the obligation) to defend any such claim, at Grow Biz' expense, and Licensee will cooperate with Grow Biz with respect to such defense. In the event of any such claim, Licensee will, at Grow Biz' direction, immediately discontinue using the Software. Grow Biz will either modify the Software so as to render it non-infringing or replace the Software with such other non-infringing Software as Grow Biz may furnish to Licensee. In either case, Grow Biz will do so only if the modified or replacement Software performs substantially the same functions as the infringing Software. So long as Licensee complies with the terms hereof, Grow Biz will indemnify Licensee for any loss, damage, cost or expense related to such claim.

         B. Limitations. Grow Biz will not be liable to Licensee if an infringement claim is based on use of the Software in combination with any product, software or system not delivered by Grow Biz, or Licensee's unauthorized use or modification of the Software. Grow Biz will not have any obligations regarding any infringement of any non-Grow Biz Software.

7.       GENERAL.

         A. Governing Law. This Agreement will be governed by Minnesota law. Any action related to this Agreement may be brought in any court located in Minneapolis, Minnesota, and the parties consent and submit to the personal jurisdiction and venue of any such court. Grow Biz will be entitled to temporary and permanent injunctive relief, without posting a bond or other security, to restrain any actual or threatened violation of the provisions of this Agreement, in addition to any other remedies Grow Biz may have. Grow Biz may recover its costs and expenses (including reasonable attorneys' fees) incurred in enforcing its rights under this Agreement.

         B. Scope of Agreement; Conflicting Terms. This Agreement will govern all orders for Software, and all Software Grow Biz provides. No purchase order, invoice or other similar form may vary the terms of this Agreement. Any term thereof that is inconsistent with or additional to the terms of this Agreement will not be binding on Grow Biz.

         C. Binding Effect. This Agreement will be binding upon and will benefit the parties hereto and their respective successors and assigns, subject to the limitations provided herein. Licensee may not assign or transfer this Agreement without Grow Biz' prior written consent.

         D. Waivers. The failure of either party to enforce or exercise any term of or any right under this Agreement does not represent a waiver of such term or right and will not affect that party's right later to enforce or exercise it. No modification or waiver of any of the provisions of this Agreement will be binding upon Grow Biz or Licensee unless it is in writing and is executed by the party against whom such modification or waiver is sought to be enforced.

         E. Severability. If any provision contained in this Agreement is held invalid, such provision will not affect any other provision and the remainder of this Agreement will continue in full force and effect.

         F. Entire Agreement. This Agreement is the complete and exclusive statement of the agreement of the parties regarding the subject matter hereof, and supersedes all prior or contemporaneous agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

         G. Survival. The provisions of this Agreement which by their nature extend beyond the termination hereof will survive and remain in effect until all obligations are satisfied.


"GROW BIZ"                           "LICENSEE"

GROW BIZ INTERNATIONAL, INC.         If "Licensee" is a corporation,


                                     (Print Corporate Name)

By                                   By
   -------------------------------      ----------------------------------------
     Its                                  Its
         -------------------------            ----------------------------------

                                     If "Licensee" is one or more individuals,


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------

                                   Schedule A

                                    Software


Software                                       Site
-------------------------------------------    ---------------------------------

Data Recycling System (DRS) point-of-sale Store #: ________________________ and inventory management software (the
Proprietary Software) - Grow Biz'              Address:
proprietary software which is specifically _________________________________ designed to track various aspects of your _________________________________
store, including inventory, customer           _________________________________
tracking, vendor purchase orders and daily _________________________________ sales reports.






----------------------------------------------

For Office Use Only
Grow Biz International, Inc.


By
   -----------------------------------
     Its
         -----------------------------

----------------------------------------------



Licensee:

--------------------------------------
(Name of Individual or Corporation)

By
   -----------------------------------
              (Signature)
     Its
         -----------------------------
         (Title, if applicable)

                                    EXHIBIT C
                             TO FRANCHISE AGREEMENT

                   PERSONAL GUARANTY AND AGREEMENT TO BE BOUND
             PERSONALLY BY THE PROVISIONS OF THE FRANCHISE AGREEMENT


         In consideration of Franchisor's execution of this Franchise Agreement, and for other good and valuable consideration, the undersigned jointly and severally: (1) guarantee Franchisee's payment of all amounts due Franchisor and Franchisee's performance of the covenants and obligations in this Franchise Agreement; and (2) agree to be personally bound by every provision contained in this Franchise Agreement including the non-compete provisions and agree that this Personal Guaranty will be construed as though the undersigned executed a Franchise Agreement containing the identical provisions of this Franchise Agreement.

         A.       Each of the undersigned waives:

                  (1) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

                  (2) protest and notice of default to any party respecting the indebtedness or nonperformance of any obligations hereby guaranteed; and

                  (3) any right he/she may have to require that an action be brought against Franchisee or any other person as a condition of liability.

         B.       Each of the undersigned consents and agrees that:

                  (1) he/she will provide any payment or performance required under the Agreement upon demand if Franchisee fails or refuses to do so;

                  (2) such liability will not be contingent or conditioned upon Franchisor's pursuit of any remedies against Franchisee or any other person; and

                  (3) such liability will not be diminished, relieved or otherwise affected by Franchisee's insolvency, bankruptcy or reorganization, the invalidity, illegality or unenforceability of all or any part of the Agreement, or the amendment or extension of the Agreement with or without notice to the undersigned.

         IN WITNESS WHEREOF, each of the undersigned has signed this Guaranty on the same day and year as the Franchise Agreement was signed.


In the Presence of:                       PERSONAL GUARANTORS


------------------------------------      --------------------------------------
                                          Individually

                                          --------------------------------------
                                          Address

------------------------------------      --------------------------------------
                                          Individually

                                          --------------------------------------
                                          Address

------------------------------------      --------------------------------------
                                          Individually

                                          --------------------------------------
                                          Address

------------------------------------      --------------------------------------
                                          Individually

                                          --------------------------------------
                                          Address

                                                                     1 GK 082597
                                                                     2 GK 030698


                              IT'S ABOUT GAMES(TM)
                      MULTIPLE STORE DEVELOPMENT AGREEMENT


         THIS AGREEMENT made and entered into as of the ______ day of _____________________, 19_____, by and between GROW BIZ INTERNATIONAL, INC., a Minnesota corporation ("Franchisor") and ("Franchisee").

                                   BACKGROUND:

         Franchisor and Franchisee are, on this day, entering into an It's About Games(TM) Franchise Agreement (the "Initial Franchise Agreement"), whereby Franchisee will be granted the right to operate an It's About Games(TM) Store in the area described in Section 1 of the Initial Franchise Agreement. Franchisee desires to obtain the right to develop more than one It's About Games(TM) retail store pursuant to Franchisor's standard Franchise Agreement within one or more specified territories. Franchisor is willing to grant such rights pursuant to the provisions stated below.

                                   AGREEMENTS:

         The Franchisor and Franchisee agree as follows:

         1. Development Rights. Subject to the provisions stated below, Franchisor grants to Franchisee the right to establish and operate for its own account, but not to subfranchise, sublicense or resell, It's About Games(TM) retail stores (the "Stores") pursuant to an individual It's About Games(TM) Franchise Agreement ("Franchise Agreement") in the form then-currently used by Franchisor at the time of issuance, as amended by Section 2 of this Agreement. Franchisee's rights to establish and operate Stores under this Agreement will be limited to the area or areas described on Exhibit A attached hereto (the "Exclusive Development Territory"). So long as Franchisee is in compliance with the terms of this Agreement, and in compliance with the terms of the individual Franchise Agreement for each Store developed hereunder, Franchisor will not, for the term of this Agreement, establish for its own account or franchise others to operate an It's About Games(TM) Store within the Exclusive Development Territory other than to Franchisee pursuant to this Agreement.

         2. Fees.

                  A. Initial Fees. For the rights described in Section 1 above, Franchisee will pay Franchisor an Initial Fee of _____________________ Thousand Dollars ($_______) for each Store (in addition to the Store being developed pursuant to the Initial Franchise Agreement) to be developed pursuant to this Agreement. All Initial Fees will be payable when Franchisee executes this Agreement.

                  B. Continuing Fees; Advertising Fees. For each Franchise Agreement to be executed hereunder, Franchisee will be obligated to pay Franchisor Continuing Fees and Advertising Fees at the same percentage rate as provided in the Initial Franchise Agreement.

         3. Conditions to Development of Additional Stores. Franchisor will be obligated to enter into a Franchise Agreement for the development of a Store under this Agreement only if, at the time Franchisee intends to enter into a Franchise Agreement for such Store: (1) Franchisee meets the minimum financial standards stated in Exhibit B attached hereto; (2) All amounts owed by Franchisee to Franchisor or its affiliates under or relating to the Initial Franchise Agreement or any Store Franchise Agreement are paid in full and Franchisee otherwise is in good standing under such Agreements; and (3) Franchisee is not in default for any reason stated in Section 7 below for which Franchisee has received written notice. Should Franchisee fail to meet the minimum development schedule stated in Section 5 below for any Store because it failed to satisfy the conditions stated in provisions (1) or (2) above, Franchisor will refund to Franchisee one-half (1/2) of the Initial Franchise Fee paid to Franchisor for such Store.

         4. Development Procedure. Each It's About Games(TM) Store to be developed pursuant to this Agreement will be governed by the terms of the Franchise Agreement executed or to be executed by Franchisor and Franchisee for such Store. Franchisee will not develop any It's About Games(TM) Store at any site which Franchisor has not evaluated in writing or for which there is no Franchise Agreement between the parties. Subject only to Franchisor's evaluation of a proposed site (which evaluation is not a guaranty that the proposed site will be successful), Franchisee is solely responsible for locating and securing acceptable sites. If Franchisee fails to provide Franchisor with an executed Franchise Agreement before Franchisee commences construction or leasehold improvements on the premises for a Store, Franchisee will be in default under this Agreement and Franchisor may terminate this Agreement under Section 7 below.

         5. Minimum Development Schedule.

                  A. Franchisee's rights under this Agreement are conditioned upon its active development of the Exclusive Development Territory. Franchisee agrees to open for business and thereafter maintain in operation within the Exclusive Development Territory not less than the following number of It's About Games(TM) Stores within the time frame stated below:

                           ____ Store opened and operating within ____ months
                  from the date of this Agreement.
                           ____ Stores opened and operating within ____ months
                  from the date of this Agreement.
                           ____ Stores opened and operating within ____ months
                  from the date of this Agreement.

                  B. The minimum development schedule described above will be satisfied only if the required number of Stores are open for business by the last day before the respective anniversary date of this Agreement.

                  C. Franchisee may develop additional Stores within the Exclusive Development Territory only if: (1) Franchisee is in good standing under this Agreement, the Initial Franchise Agreement and each Store Franchise Agreement; (2) the Exclusive Development Territory described in Section 1(A) of Exhibit A is a general territory within which all Stores are to be located; and (3) Franchisee and Franchisor execute Franchisor's then-current form of standard Franchise Agreement for each additional Store.

                  6. Term. Subject to Section 7 below, the term of this Agreement will be for a ____________ (____) years commencing on the date of this Agreement.

         7. Default and Termination.

                  A. Franchisee may terminate this Agreement at any time with or without cause by delivering written notice thereof to Franchisor. Franchisee will be in default, and Franchisor may at its option, terminate this Agreement, as provided herein, if: (1) Franchisee fails to meet the minimum development schedule stated herein, (2) Franchisee violates any other material provision of this Agreement, (3) Franchisee violates any material provision of the Initial Franchise Agreement or any Store Franchise Agreement issued hereunder, (4) Franchisee is declared bankrupt or becomes insolvent, (5) Franchisee is convicted of violating any law, ordinance or regulation relating to Franchisee's operation of any Store referenced herein or developed hereunder, or (6) Franchisee attempts to subfranchise in any manner all or part of its rights under this Agreement.

                  B. Except as described below, Franchisee will have thirty (30) days, or such longer period as applicable law may require, after its receipt from Franchisor of a written Notice of Termination within which to remedy any default hereunder, and to provide evidence thereof to Franchisor. If Franchisee fails to correct the alleged default within that time (or such longer period of time as applicable law may require), this Agreement will terminate without further notice to Franchisee effective immediately upon the expiration of the thirty (30) day period (or such longer period as applicable law may require). Franchisor may terminate this Agreement immediately upon delivery of written notice to Franchisee, with no opportunity to cure, if the termination results from any of the following: (1) Franchisee repeatedly fails to comply with one or more material requirements of this Agreement; (2) the nature of Franchisee's breach makes it not curable; or (3) any default under items (4), (5) or (6) in Section 7(A) above.

                  C. During the period from the date Franchisor sends a notice of default until all violations and defaults specified therein are cured by Franchisee or this Agreement is terminated, Franchisor will not be obligated to enter into any Store Franchise Agreement with Franchisee or otherwise perform pursuant to this Agreement. Upon termination or expiration of this Agreement, all rights licensed herein will automatically revert to Franchisor and Franchisee's exclusive right to develop It's About Games(TM) Stores within the Exclusive Development Territory will cease. Termination or expiration of this Agreement will not affect Franchisee's rights under any individual Store Franchise Agreements in effect at that time.

         8. Transfers. Store Franchise Agreements may be transferred only pursuant to their respective terms. Franchisee represents and warrants to Franchisor that it intends to develop, manage, and operate all of the Stores to be developed hereunder for its own benefit and not for the purpose of or with a view towards resale or redistribution of the franchises to be issued hereunder. This Agreement cannot be pledged, transferred or sold in whole or in part by Franchisee without Franchisor's prior written consent. Franchisor may impose conditions to any proposed transfer or assignment including the following:

                  A. Franchisee is in complete compliance with the terms of this Agreement and all other agreements between the parties;

                  B. The proposed transferee has been approved by Franchisor as meeting Franchisor's then-current standards for multiple store franchisees (if applicable);

                  C. The proposed transferee has completed Franchisor's training program;

                  D. Franchisee assigns to the proposed transferee its interest in the individual franchise agreements for all Stores located in the Territory; and

                  E. Franchisee pays a transfer fee of Five Thousand Dollars ($5,000).


         This Agreement may be assigned and transferred by Franchisor and will benefit Franchisor's successors and assigns. Any such assignment or transfer will require the assignee to fulfill Franchisor's obligations under this Agreement.

         9. Enforcement. This Agreement, and any dispute arising hereunder, will be governed by those provisions found in the Initial Franchise Agreement respecting arbitration, governing law and injunctive relief.

         10. Miscellaneous. This Agreement represents the entire Agreement of the parties relative to its subject and cannot be waived, altered or rescinded in whole or in part except by an express writing by the parties. The provisions of this Agreement are severable and the invalidity or unenforceability of any of them will not affect the remainder of this Agreement.

         IN WITNESS WHEREOF, Franchisor and Franchisee have executed this Agreement as of the date first written above.


"FRANCHISOR"                         "FRANCHISEE"

GROW BIZ INTERNATIONAL, INC.         If "Franchisee" is a corporation,


                                     (Print Corporate Name)

By                                   By
   -------------------------------      ----------------------------------------
     Its                                  Its
         -------------------------            ----------------------------------

                                     If "Franchisee" is one or more individuals,


                                     -------------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------


                                     -----------------------------------------
                                     (Print Individual Name)

                                     By
                                        ----------------------------------------


                                     -----------------------------------------
                                     (Print Individual Name)


                                     By
                                        ----------------------------------------

                                    EXHIBIT A
                            TO DEVELOPMENT AGREEMENT

              FRANCHISEE'S DEVELOPMENT AREA AND EXCLUSIVE TERRITORY

1.       Description of Development Area  (Select A or B):

_________      A.     General Development Area within which all Stores will be
                      developed:



                                       OR

_________      B.     Development Area for each Store to be developed:

         Store 1:



         Store 2 (if applicable):



         Store 3 (if applicable):


2.       Description of Exclusive Territory (for each Store to be developed)

         Store 1:



         Store 2 (if applicable):



         Store 3 (if applicable):



         By:                                 By:
            -------------------------------       ------------------------------
            Franchisor                            Franchisee

                                    EXHIBIT B
                            TO DEVELOPMENT AGREEMENT

                           MINIMUM FINANCIAL STANDARDS
                         FOR MULTIPLE STORE DEVELOPMENT



To develop a store under the Multiple Store Development Agreement, Franchisee will need to satisfy the following requirements at the time Franchisee desires to proceed with development of that store:


AVERAGE INVESTMENT:                         $160,000

MINIMUM FOR ONE STORE;

CASH (1/3 of Investment)                    $ 53,000

FINANCING (Secured through
Bank or other means)                        $107,000




Franchisee agrees to provide all appropriate financial documentation Franchisor requests to insure that Franchisee satisfies these requirements.




By:                                        By:
    -----------------------------------        ---------------------------------
    Franchisor's Initials                      Franchisee's Initials